UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

 CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

 Date of Report  (Date of earliest event reported):
May 22, 2013

CREXUS INVESTMENT CORP.
 (Exact name of registrant as specified in its charter)

Maryland	1-34451	26-2652391
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1211 Avenue of the Americas
Suite 2902
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (646) 829-0160

No Change
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On May 23, 2013, CreXus Investment Corp. (“the “Company”) was merged with a wholly owned subsidiary of Annaly Capital Management, Inc. (“Annaly”) in a transaction in which Annaly became the sole stockholder of the Company.  Because of that, the New York Stock Exchange terminated trading in the Company’s common stock at the close of trading on May 23, 2013.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

On May 22, 2013, the Company issued to CXS Acquisition Corporation (“Acquisition”), a wholly owned subsidiary of Annaly, 43,792,760 shares of the Company’s common stock that Acquisition purchased for $13.05206 per share by exercising an option contained in an Agreement and Plan of Merger dated January 30, 2013 among Annaly, Acquisition and the Company.  The purpose of the option exercise was to increase the number of shares owned by Acquisition to more than 90% of the outstanding shares of the Company’s common stock, so the merger of Acquisition into the Company could be approved by the Boards of Directors of  Acquisition and the Company without the need for approval by the Company’s stockholders.  That merger was to take place (and did take place) on the following day, at which time the shares that were issued to Acquisition (and all the other shares of the Company’s stock that were outstanding immediately before the merger) were cancelled and the only outstanding stock of the Company was 1,000 shares of common stock, all of which are owned by Annaly.  The 43,792,760 shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption in Section 4(a)(2) of that Act for transactions by an issuer not involving any public offering.

On May 23, 2013, as a result of the merger of Acquisition into the Company, the outstanding shares of Acquistion were converted into 1,000 shares of common stock of the Company.  The 1,000 shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption in Section 4(a)(2) of that Act for transactions by an issuer not involving any public offering.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

On May 23, 2013, as a result of the merger of Acquisition into the Company, Annaly became the sole stockholder of the Company.  As a result of the merger, the Company became obligated to pay the persons who held common stock of the Company immediately before the effective time of the merger a total of $157,177,188.  Annaly made that sum available to CreXus out of Annaly’s cash on hand.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 23, 2013, as a result of the merger of Acquisition into the Company, Rose-Marie Lyght became the sole director of the Company.  Ms. Lyght, age 39, has been employed by Annaly since 1999.  Since November 2012, she has been the Co-Chief Investment Officer of Annaly and of Fixed Income Discount Advisory Company (“FIDAC”), a wholly owned subsidiary of Annaly which, among other things, is the external manager of  the Company. Before that she was a Managing Director of Annaly and Chief Investment officer of FIDAC.  She has been involved in asset selection and financing for the investment vehicles managed by FIDAC.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 23, 2013, the Charter of the Company was amended by the merger of Acquisition into the Company, so that, until it is subsequently amended, it is the same as the Charter of Acquisition immediately before the effective time of that merger, except that the name of the Company continues to be “CreXus Investment Corp.” and the number of shares the Company is authorized to issue is 1,000 shares of common stock, par value $0.01 per share.  The Charter of the Company as amended by the merger differs in many respects from the prior Charter of the Company.

On May 23, 2013, the Company’s bylaws were amended so that the bylaws of Acquisition immediately before the merger of Acquisition into the Company will be the bylaws of the Company, until they are altered, amended or repealed.  The Company’s amended bylaws differ in many respects from the Company’s prior bylaws.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.1 Amended and restated charter

3.2 Amended bylaws

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CreXus Investment Corp.

	By:	/s/ Kevin Riordan
		Name:	Kevin Riordan
		Title:	Chief Executive Officer and President

Date: May 24, 2013